CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS: AMG GW&K MUNICIPAL ENHANCED YIELD FUND, AMG GW&K MUNICIPAL BOND FUND, AMG GW&K SMALL CAP CORE FUND, AMG RENAISSANCE LARGE CAP GROWTH FUND, AMG RENAISSANCE INTERNATIONAL EQUITY FUND, AMG TIMESSQUARE SMALL CAP GROWTH FUND, AMG TIMESSQUARE MID CAP GROWTH FUND, AMG TIMESSQUARE INTERNATIONAL SMALL CAP FUND, AMG MANAGERS SKYLINE SPECIAL EQUITIES FUND, AMG YACKTMAN FUND AND AMG YACKTMAN FOCUSED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 4, 2014	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS: AMG GW&K MUNICIPAL ENHANCED YIELD FUND, AMG GW&K MUNICIPAL BOND FUND, AMG GW&K SMALL CAP CORE FUND, AMG RENAISSANCE LARGE CAP GROWTH FUND, AMG RENAISSANCE INTERNATIONAL EQUITY FUND, AMG TIMESSQUARE SMALL CAP GROWTH FUND, AMG TIMESSQUARE MID CAP GROWTH FUND, AMG TIMESSQUARE INTERNATIONAL SMALL CAP FUND, AMG MANAGERS SKYLINE SPECIAL EQUITIES FUND, AMG YACKTMAN FUND AND AMG YACKTMAN FOCUSED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 4, 2014	/s/ Donald S. Rumery
Donald S. Rumery
Chief Financial Officer